FLAME  PETRO-MINERALS  CORP.

                         AMENDED  STOCK  OPTION  PLAN

1. Pursuant to the authority granted by a resolution of the Board of Directors of the Corporation and subsequently adopted by the Shareholders of the corporation on March 15 , 2000, an Amended Employee Stock Option Plan (herein called the "Plan") for key employees and directors and officers is hereby established with the intent of advancing the interests of the Corporation by encouraging and enabling the acquisition of a share interest in the Corporation by the participants.

2. The Board of Directors, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, shall from time to time by resolution designate those key employees, directors and officers of the Corporation or of any subsidiary of the Corporation, if any, who, in the opinion of the Board of Directors, are largely responsible for the management and growth of the Corporation or of any subsidiary of the Corporation and who, as an additional inducement to promote the best interests of the Corporation, are entitled to participate in the Plan (herein referred to as the "Participant(s)"), and shall determine the extent and terms of such participation by the Participants. The judgment of the Board of Directors or committee thereof in designating Participants and the extent of their participation shall be final and conclusive; provided however, that each designated Participant shall have the right not to participate in the Plan and any decision not to participate therein shall not affect his employment by or engagement with the Corporation.

3. The total number of authorized but unissued shares allocated to and made available to be granted to Participants under the Plan shall not exceed ten per cent (10%) of the shares, as such may from time to time be issued and outstanding in the capital stock of the Corporation as the same is presently constituted, and the aggregate number of shares which may be issued under the Plan to any one particular Participant under the Plan shall not exceed fifty per cent (50%) of the said aggregate number of shares allocated to and made available for the plan.

4. Except as provided in paragraph 10 hereof or by the laws of the descent and distribution, the rights of any Participant hereunder are personal to him and are not assignable.

5. No resident of the United States of America or any territory or possession thereof may be a Participant in the Plan unless such is done in accordance with and without violating any securities or other legislation of the United States of America or any state, territory or possession thereof.

6. The Board of Directors, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, shall have the unfettered right to interpret the provisions of the Plan and to make such regulations formulate such administrative provisions for carrying the Plan into effect and

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to  make  such  changes  therein  and  in  the  regulations  and  administrative provisions therein as, from time to time, the said Board or committee thereof deem appropriate in the best interests of the Corporation. The Board of Directors shall also, have the unfettered right from time to time and at any time to rescind or terminate the Plan as it shall deem advisable; provided, however, that no such rescission or termination shall impair or change the rights and options theretofore granted under the Plan without the prior written consent of the Participant or Participants affected.

7.  The  Corporation  shall  pay  all  costs  of  administering  the  Plan.

8. The exercise price of the shares purchased pursuant to the stock options granted hereunder shall be determined by the Board of Directors at their sole discretion, based on the trading price of the Corporation's shares at the time of granting of a stock option.

9. Each option granted hereunder shall be for a term not exceeding five (5) years and, unless the Board of Directors determines otherwise, shall be exercisable in whole or in part at any time during the term subject to such terms, conditions or limitations as are herein contained and as the Board may from time to time impose in the option. Each Participant shall execute a Stock Option Agreement in substantially the form annexed hereto as Exhibit "A" prior to the grant of any stock option to a Participant becoming effective.

10. Each option granted hereunder is exercisable and the shares acquired thereunder are resellable pursuant to the following terms and conditions:

(a) no more than 25% of an option may be exercised during any 90 day period during the term of the option; and

(b) each Participant is restricted from selling more than 25% of the shares that may be acquired upon exercise of an option during any 90 day period.

11. In the event of the death of the Participant on or prior to the expiry date while engaged as a key employee or director or officer of the Corporation, any option granted hereunder may be exercised up to the hill amount of the optioned shares by the legal personal representative(s) of the Participant at any time up to and including six (6) months following the death of the Participant, after which date the option shall forthwith expire and terminate and be of no further force or effective whatsoever.

12. In the event the Participant's employment by or engagement with (as a director or otherwise) the Corporation is terminated by the Corporation for any reason other than death before exercise of the options granted hereunder, the stock option granted to the Participant shall immediately expire and all rights to purchase shares thereunder shall immediately cease and expire and be of no further force or effect.

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13.  In  the event the Participant resigns as an employee, the Participant shall have thirty (30) days from the date of such resignation to exercise such of the optioned shares in respect of which such option has not been previously exercised, and thereafter his option shall expire and all rights to purchase shares hereunder shall cease and expire and be of no further force or effect.

14. Subject to the provisions of the Plan, the options granted hereunder may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in hill of the purchase price of the shares then being purchased by way of cash or certified cheque in favour of the Corporation. Such notice shall contain the Participant's undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are from time to time listed and any applicable regulatory authorities.

15. Subject to any required action by its shareholders, if the Corporation shall be a party to any reorganization, merger, dissolution or sale or lease of all or substantially all its assists, whether or not the Corporation is the surviving entity, the option shall be adjusted so as to apply to the securities to which the holder of the number of shares of capital stock of the Corporation subject to the option would have been entitled by reason of such reorganization, merger or sale or lease of all or substantially of its assets, provided, however, that the Corporation may satisfy any obligations to a Participant hereunder by paying to the said Participant in cash the difference between the exercise price of all unexercised options granted hereunder and the fair market value of the securities to which the Participant would be entitled upon exercise of all unexercised options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied. Adjustments under this paragraph or any determinations as to the fair market value of any securities shall be made by the Board of Directors, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, and any reasonable determination made by the said Board or committee thereof shall be binding and conclusive.

16. In the event of any subdivision or subdivisions of the shares of the Corporation as said shares were constituted at the time any options granted hereunder were granted, into a greater number of shares, the Corporation will thereafter deliver at the time of exercise thereof, in addition to the number of shares in respect of which the option is then being exercised, such additional number of shares as a result from said subdivision or subdivisions of the shares for which the option is being exercised, without the Participants exercising the option making any additional payment or giving any other consideration thereof.

17. In the event of any consolidation or consolidations of the shares of the Corporation as said shares were constituted at the time while any options granted hereunder were granted, into a lesser number of shares, the Participant shall accept, at the time of the exercise thereof in lieu of the number of shares in respect of which the option is then being exercised, the lesser number

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of  shares  as  a result from such consolidation or consolidations of the shares for  which  the  option  is  being  exercised.

18. In the event of any change of the shares of the Corporation as said shares are constituted at the time while any options granted hereunder where granted, the Corporation shall thereafter deliver at the time of the exercise thereof the number of shares of the appropriate class resulting from the said change as the Participant exercising the option would have been entitled to receive in respect of the number of shares so purchased had the option been exercised before such change.

19. The Corporation shall not be obligated to issue fractional shares in satisfaction of any of its obligations hereunder.

20. If at any time the Corporation grants to the holders of its capital stock rights to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of shares or other securities subject to the option in consequence thereof and the said stock option of the Participant shall remain unaffected.